UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 12, 2006
Portec Rail Products, Inc.
(Exact Name of Registrant as Specified in its Charter)

West Virginia	0-50543	55-0755271

(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

900 Old Freeport Road, Pittsburgh, Pennsylvania.	15238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 782-6000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On April 13, 2006, Portec Rail Products (UK) Ltd., a wholly owned subsidiary of Portec Rail Products, Inc. based in the United Kingdom, announced that it had entered into a Share Purchase Agreement to acquire Coronet Rail Limited, also based in the United Kingdom, for a purchase price of £3 million pounds sterling (United Kingdom currency) (approximately $5.2 million U.S.).
     A copy of the Share Purchase Agreement and a copy of the press release announcing the acquisition are attached as Exhibits 10.1 and 99.1 to this report.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.
The following Exhibit is attached as part of this report:
10.1	Share Purchase Agreement

99.1	Press release of Portec Rail Products, Inc. dated April 13, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTEC RAIL PRODUCTS, INC.
DATE: April 13, 2006	By:	/s/ John N. Pesarsick
John N. Pesarsick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Share Purchase Agreement

99.1	Press release of Portec Rail Products, Inc. dated April 13, 2006